UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  February 5, 2009

ICO Global Communications (Holdings) Limited
(Exact name of registrant as specified in its charter)

Delaware	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

Plaza America Tower I
11700 Plaza America Drive, Suite 1010
Reston, Virginia
(Address of principal executive offices, including zip code)

(703) 964-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosure provided in Item 5.02 is incorporated herein by reference.

Item 2.01 Termination of a Material Definitive Agreement

The disclosure provided in Item 5.02 is incorporated herein by reference.

Item 5.02  Departure of Director or Certain Officers; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On February 5, 2009, ICO Global Communications (Holdings) Limited (the “Company”) announced that J. Timothy Bryan, the Company’s Chief Executive Officer and a director of the Company, has resigned as Chief Executive Officer and director of the Company and all officer and director positions with the Company’s subsidiaries, effective February 5, 2009, and was engaged to serve as a consultant to the Company. The resignation from the Company’s Board was not as a result of any disagreement with management regarding the Company’s operations, policies, practices or otherwise.

In connection with these changes, the Company and Mr. Bryan executed a Separation and Consulting Agreement dated February 5, 2009.  Pursuant to the Separation Agreement, Mr. Bryan will cease his employee status effective February 15, 2009 and thereafter will no longer participate in the Company’s benefit plans, but stock options and restricted stock awarded for his service as an employee will continue vesting in accordance with the original vesting schedules for so long as he continues to serve the Company as a consultant.  The Separation Agreement also contains covenants relating to non-competition, non-disparagement and confidentiality as well as a general release of the Company.  Mr. Bryan’s Letter Agreement dated November 1, 2005 is terminated effective February 15, 2009.

In conjunction with the Separation Agreement, the Company and Mr. Bryan entered into a Consulting Agreement, effective as of February 15, 2009, pursuant to which Mr. Bryan will continue to work with the Company as a consultant through a period up to August 15, 2010.  Pursuant to the terms of the Consulting Agreement, Mr. Bryan will receive compensation equal to $50,000 per month plus COBRA benefits for the term of the Consulting Agreement, which terminates on August 15, 2010 unless terminated earlier pursuant to its terms.

The summary of certain provisions of the Separation and Consulting Agreement is qualified in its entirety by reference to the full text of the Separation and Consulting Agreement filed as Exhibit 10.1.

Michael Corkery, the Company’s Chief Financial Officer, was appointed the acting Chief Executive Officer of the Company upon Mr. Bryan’s resignation.  Mr. Corkery, 46, has served as the Executive Vice President and Chief Financial Officer of the Company since November, 2007.  Mr. Corkery served as Chief Financial Officer of CURRENT Group, LLC from January 2006 until November 2007. From August 2002 until August 2005, Mr. Corkery was vice president of operations finance for Nextel Communications, Inc. He previously worked for Berliner Communications, Inc., XO Communications, Inc. and AT&T Wireless Services in similar capacities.  Mr. Corkery will continue to serve as Chief Financial Officer of the Company.

A copy of the Company’s press release announcing Mr. Bryan’s resignation is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Separation and Consulting Agreement, dated February 5, 2009, between the Company and J. Timothy Bryan.

99.1	Press Release of the Company dated February 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO Global Communications (Holdings) Limited
(Registrant)

Dated: February 6, 2009	By:	/s/ John L. Flynn
John L. Flynn
Executive Vice President, General Counsel and Corporate Secretary